INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Vista Information Solutions, Inc. on Form S-8 of our report dated March 17, 1995, which expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to substantial doubt about Vista Environmental Information, Inc.'s ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.



                                                       /s/ DELOITTE & TOUCHE LLP

San Diego, California
August 1, 1996